Exhibit 99.1

Equal Energy Reports First Quarter 2013 Results and Declares Second Quarter Dividend

OKLAHOMA CITY — /CNW/ — May 9, 2013, Equal Energy Ltd. (NYSE:EQU) (TSX:EQU.TO) reported its first quarter 2013 financial results, including higher production from its liquids rich natural gas Hunton property in central Oklahoma (“Central Oklahoma”). Equal’s Board of Directors has approved the company’s second quarterly dividend payment of US$0.05 per share on its common shares, payable on June 30, 2013, to shareholders of record at the close of business on June 3, 2013.

For the first quarter of 2013, Equal’s production was from its Central Oklahoma properties. Year-earlier US production also included other properties that were subsequently sold. For additional transparency, Equal’s first quarter 2013 disclosure includes certain comparisons of the same Oklahoma operations in the same period of 2012. Equal has completed the move of its headquarters to Oklahoma City, from Calgary, as of March 15, 2013. The company now reports financial results in US currency and according to U.S. GAAP.

Central Oklahoma Highlights

•	Q1 2013 production averaged 6,280 boe/d, up 4% from 6,040 boe/d (net of royalties)

•	Current production rates are averaging around 6,500 boe/d

•	Three wells spudded during first quarter, all were producing by mid-April

•	100% drilling success rate, with all three wells performing at or above production type curve

•	Average capital expenditures for the first three new wells drilled, including infrastructure costs, in 2013 were $2.7 million, down 8% from $2.9 million per well drilled in early 2012

“Our new strategy of focusing on the Hunton play in central Oklahoma is paying off,” said Don Klapko, President and Chief Executive Officer. “We continue to target average production of 6,400 boe per day for the full year 2013.”

Equal expects to achieve our central Oklahoma growth target by drilling up to seven additional Hunton wells in the remaining nine months of 2013, building on our perfect success rate so far this year. Commodity prices relative to last year appear to be moving in our favor for the planned wells remaining in 2013. We will re-assess our drilling program after the sixth well is drilled to ensure proper capital efficiency hurdles are being achieved.

Equal has also added attractive hedges for 2013 and 2014 as a result of an improved price environment for natural gas during the first quarter, and a strengthening of prices for certain NGL components subsequent to the quarter end. The improving prices, some of them now locked in, combined with meeting our production targets increases our confidence that we will achieve our 2013 cash flow budget of $33 million. Budgeted cash flow doesn’t include estimates of balance sheet items or cash flow from discontinued operations.

Three Hunton Wells Spudded in Q1 2013 Are Now Producing

Equal, which continues to run its one-rig drilling program, spudded three wells during the first quarter of 2013 with a 100% success rate. The first well was completed and initiated production during the quarter; the second and third wells were drilled from the same pad and were completed back to back in April. The three wells are currently producing at a combined rate of 250 boe per day, net to Equal. Hunton wells typically take an average of 90 days to reach peak production and generally maintain that peak rate for around 18 months.

Capital expenditures for the first three wells of 2013, including infrastructure costs, were $8.1 million or $2.7 million per well, comparing favorably with expected average Hunton well costs of $2.8 million per well. Cost savings have been realized by drilling multiple wells from a single pad, improved drilling efficiencies and importantly, employees’ and contractors’ continued focus on cost reduction.

Equal’s fourth well of 2013 is drilled, and drilling on the fifth well is underway from the same pad. When the rig is finished drilling the fifth well, both wells will be completed for production.

Balance Sheet and Liquidity Remain Strong; Equal Adds Hedges in 2013 and 2014

In the first quarter of 2013, Equal generated cash flow before balance sheet changes, a non-GAAP financial measure reconciled to a GAAP financial measure later in this release, of $7.1 million. At March 31, 2013, Equal had $21.5 million of cash on hand and CAD $125 million, or the USD equivalent, available on its credit facility.

Further solidifying its budgeted 2013 cash flow of $33 million, Equal has entered into swap contracts to hedge certain components of its NGL production for the remainder of 2013. Conway NGL hedges include 300 barrels per day of propane (April – December) and 200 barrels per day of natural gasoline (May – December), also referred to as C5+, at $0.91 and $2.00 per gallon, respectively. Additionally, Equal added another 2,000 mmbtu per day of Nymex natural gas at $4.34 per mmbtu for 2014 (1,932 mcf/d at $4.49). Mcf converted using rate of 1.035 mmbtu to one mcf.

For the remainder of 2013, Equal has 15,502 mmbtu per day of natural gas production hedged, or 78 percent of forecasted natural gas production, at a weighted average price of $3.72 per mmbtu (14,978 mcf/d at $3.85). The company also has 200 barrels per day of WTI crude oil swaps at a price of CAD $101.50 through 2013, in addition to the NGL components, as described above, approximately, 21% of forecasted total liquids production is locked in for the remainder of 2013.

2014 hedges are comprised of 14,000 mmbtu per day of natural gas production hedged at a weighted average price of $4.13 per mmbtu (13,527 mcf/d at $4.27).

Outlook

For the remainder of 2013, the company plans to maintain a balanced and prudent approach by:

•	Maintaining Equal’s strong balance sheet (net debt to cash flow less than 1:1) and protecting the dividend

•	Staying focused on cost management and efficient execution of the drilling program

•	Evaluating drilling plan at mid-year to ensure optimal allocation of capital

•	Management estimates six wells will replace produced reserves, eight wells will keep production flat and 10 wells will result in an approximate 4% rate of production growth

•	Initial results of first three wells are encouraging and indicate 25% to 35% rates of return, based on May 2, 2013 strip commodity prices

•	Testing one or two oil play concepts on our held by production acreage

•	Increasing the acreage acquisition program in our Central Oklahoma area of focus

Central Oklahoma Production Becoming More Liquids Rich

Net production of natural gas liquids (NGL) in the first quarter of 2013 was largely responsible for overall growth in central Oklahoma volumes, compared to the first quarter of 2012. Wells drilled in late 2011 and early 2012 have contributed to overall production growth. The liquids content of the production has increased to 52%, from 50% last year, with the continued increase in btu content of existing production.

The table below shows comparable production volumes and producing wells for Central Oklahoma as follows:

	Three Months Ended March 31,
	2013	2012	Change
Net Production per Day:
NGL (Bbl)	3,084	2,847	8%
Natural Gas (Mcf)	18,232	18,018	1%
Oil (Bbl)	157	190	-17%

Total (Boe)	6,280	6,040	4%
Producing Wells at Period End	132	129	-2%

Central Oklahoma Revenue and Energy Prices

Prices of natural gas, NGLs, and oil that we produce can vary significantly which impacts our revenues and cash flows. The following table lists average New York Mercantile Exchange (“NYMEX”) prices for natural gas, West Texas Intermediate (“WTI”) prices for crude oil, and Propane, Conway, KS for NGLs for the three months ended March 31, 2013, and 2012.

	Three Months Ended March 31,
	2013	2012	Change
Propane, Conway, KS (US$ per bbl)	34.32	43.30	-21%
NYMEX natural gas (US$ per mcf)	3.61	2.53	43%
WTI (US$ per bbl)	94.34	102.88	-9%

Based on average monthly closing prices. Gas conversion rate of 1.0350 mmbtu per mcf.

Excluding both hedges and properties other than Central Oklahoma, revenues declined by 4 percent from last year as lower NGL prices more than offset production gains in the first quarter of 2013. NGL production generated 62% of our revenue stream.

The table below shows comparable revenues by commodity and average sales prices, before hedges, for Central Oklahoma as follows:

	Three Months Ended March 31,
	2013	2012	Change
Net Revenues Before Hedges:
NGL	$9,146	$10,055	-9%
Natural Gas	4,354	3,536	23%
Oil	1,305	1,756	-26%

Total	$14,805	$15,347	-4%
Average Sales Prices Before Hedges
NGL (per Bbl)	$32.95	$38.81	-15%
Natural Gas (per MCF)	$2.65	$2.16	23%
Oil (per Bbl)	$92.12	$101.43	-9%
BOE	$26.19	$27.92	-6%

Central Oklahoma Production Expenses and Production Taxes

Equal Energy was able to substantially reduce production expenses in the first quarter of 2013 compared with a year earlier through a continued focus on cost reductions.

The table below shows comparable total and per boe production expenses and production taxes, as well as producing wells at period end, for central Oklahoma as follows:

	Three Months Ended March 31,
	2013	2012	Change
Total
Production Expenses	$3,455	$4,530	-24%
Production Taxes	$926	$827	12%
Per BOE
Production Expenses	$6.11	$8.24	-26%
Production Taxes	$1.64	$1.51	9%

Equal First Quarter 2013 Financial Results

NGL, natural gas and oil revenues for the first quarter of 2013 totaled $14.8 million, down 17% from $17.8 million a year earlier as a result of lower NGL prices and lower production due to northern Oklahoma properties divested in 2012.

Interest expense totaled $1 million in the first quarter of 2013, down 47% from $1.8 million a year earlier due to lower debt balances, as debt was repaid with asset sale proceeds during 2012.

General and administrative expenses (“G&A”) were $3.2 million, or $5.58 per boe in the first quarter of 2013, compared with $2.3 million or $3.48 per boe in the first quarter of 2012. Lower production volumes due to asset sales, costs associated with the transitioning of the company’s headquarters from Calgary to Oklahoma City and converting to a US domestic filer with the U.S. Securities and Exchange Commission have resulted in higher per boe costs. Management expects G&A costs to decline as the transition activities are completed.

Cash costs, including production expense, production taxes, interest expense and G&A were $15.01 per boe for the first quarter of 2013, down 11% from $16.89 per boe in the first quarter of 2012, which includes northern Oklahoman assets divested in 2012.

Equal incurred an after tax loss of $0.2 million on continuing operations compared with a year-earlier profit of $3.1 million. The key factors were weaker NGL prices, lower production due to asset sales, unrealized losses on commodity hedges and non-recurring costs associated with moving our headquarters to Oklahoma City. After taking into account income from discontinued operations, Equal reported net income of $1.5 million or $0.04 per share, compared with $4.0 million or $0.11 per share a year earlier. Income from discontinued operations in the first quarter of 2013 was attributable to prior period accounting adjustments for accrual of production volumes and royalties.

Adjusted earnings, a non-GAAP financial measure reconciled to a GAAP financial measure below, were $0.04 per diluted share in the first quarter of 2013, compared with $0.06 per diluted share last year. As reported, net income was $0.04 per diluted share compared with $0.11 per diluted share a year earlier.

NON-GAAP FINANCIAL MEASURES

Management uses certain key performance indicators (“KPIs”) and industry benchmarks such as adjusted earnings, cash flow netback, funds from operations and working capital including long-term debt to analyze financial performance. Management feels that these KPIs and benchmarks are key measures of profitability and overall sustainability for Equal. These KPIs and benchmarks as presented do not have any standardized meanings prescribed by GAAP and therefore may not be comparable with the calculation of similar measures presented by other entities.

We believe the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of our current financial performance. Specifically, we believe the non-GAAP financial measures included herein provide useful information to both management and investors by excluding certain expenses and unrealized commodity gains and losses that our management believes are not indicative of our core operating results. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring our performance, and we believe that we are providing investors with financial measures that most closely align to our internal measurement processes. We consider these non-GAAP measures to be useful in evaluating our core operating results as they more closely reflect our essential revenue generating activities and direct operating expenses (resulting in cash expenditures) needed to perform these revenue generating activities. Our management also believes, based on feedback provided by the investment community, that the non-GAAP financial measures are necessary to allow the investment community to construct its valuation models to better compare our results with our competitors and market sector.

The non-GAAP financial information is presented using consistent methodology from year to year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures.

The adjustment factors are described more fully in the table below.

Reconciliation of adjusted earnings:

Management believes adjusted earnings may be useful to certain investors and analysts who adjust reported earnings for items that obscure underlying fundamentals of the company. Adjusted earnings exclude certain items that management believes affect the comparability of operating results. [Results for the first quarter ended March 31, 2012 are restated in U.S. dollars]

	For the Quarter
	Ended March 31,
	2013	2012
Net Income	$1,532	$3,952
Adjustments:
Unrealized loss on commodity contracts	2,329	730
Gain on sale of assets	(28)	—
Unrealized gain on foreign exchange	(601)	(1,619)
Discontinued operations	(1,762)	(878)

Adjusted Earnings (Non-GAAP)	$1,470	$2,185

Net Income per Common Share—Diluted (GAAP)	$0.04	$0.11
Adjustments:
Unrealized gain/(loss) on commodity contracts	0.06	0.02
Gain on sale of assets	—	—
Unrealized gain on foreign exchange	(0.01)	(0.05)
Discontinued operations	(0.05)	(0.02)

Adjusted Earnings Per Share—Diluted (Non-GAAP)	$0.04	$0.06

Reconciliation of cash flow before balance sheet changes:

Management believes cash flow before balance sheet changes may be useful to certain investors and analysts who adjust net cash provided by operating activities for items that obscure underlying fundamentals of the company. Cash flow before balance sheet changes exclude certain items that management believes affect the comparability of operating results. [Results for the first quarter ended March 31, 2012 are restated in U.S. dollars]

	For the Quarter
	Ended March 31,
	2013	2012
Net cash provided by operating activities	$7,612	$12,721
Adjustments:
Changes in assets and liabilities	(3,214)	(4,214)
Net cash provided by (used in) operating activities – discontinued operations	2,716	(1,219)

Cash flow before balance sheet changes (Non-GAAP)	$7,114	$7,288

FORWARD-LOOKING STATEMENTS: Certain information contained herein may contain forward-looking statements including management’s assessment of future plans and operations, drilling plans and timing thereof, the effect of government announcements, proposals and legislation, plans regarding wells to be drilled, expected or anticipated production rates, expected exchange rates, anticipated borrowing base under credit facility, maintenance of productive capacity and capital expenditures and the nature of capital expenditures and the timing and method of financing thereof, may constitute forward-looking statements under applicable securities laws and necessarily involve risks. All statements other than statements of historical facts contained in this MD&A are forward-looking statements. The words “believe”, “may”, “will”, “estimate”, “forecast”, “continue”, “anticipate,” “intend”, “should”, “plan”, “expect” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. The Company has based these forward-looking statements on the current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to uncertainties, assumptions and a number of risks, including, without limitation, risks associated with oil and gas exploration, development, exploitation, production, marketing and transportation, loss of markets, volatility of commodity prices, currency fluctuations, imprecision of reserve estimates, environmental risks, competition from other producers, inability to retain drilling rigs and other services, incorrect assessment of the value of acquisitions, failure to realize the anticipated benefits of acquisitions, delays resulting from or inability to obtain required regulatory approvals and ability to access sufficient capital from internal and external sources. The recovery and reserve estimates of Equal’s reserves provided herein are estimates only and there is no guarantee that the estimated reserves will be recovered. In addition to other factors and assumptions which may be identified herein, assumptions have been made regarding, among other things: the result of increasing competition; the general stability of the economic and political environment in which the Company operates; the timely receipt of any required regulatory approvals; the ability of the Company to obtain qualified staff, equipment and services in a timely and cost efficient manner; drilling results; the ability of the operator of the projects which the Company has an interest in to operate the field in a safe, efficient and effective manner; the ability of the Company to obtain financing on acceptable terms; field production rates and decline rates; the ability to replace and expand oil and natural gas reserves through acquisitions, development and exploration; the timing and cost of pipeline, storage and facility construction and expansion and the ability of the Company to secure adequate reasonably priced transportation; future commodity oil and gas prices; currency, exchange and interest rates; the regulatory framework regarding royalties, taxes and environmental matters in the jurisdictions in which the Company operates; and the ability of the Company to successfully market its oil and natural gas products. Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which have been used. As a consequence, actual results may differ materially from those anticipated in the forward-looking statements. Additional information on these and other factors could affect Equal’s operations and financial results are included in reports on file with the Canadian and United States regulatory authorities and may be accessed through the SEDAR website (www.sedar.com), or the EDGAR website (www.sec.gov/edgar.shtml), or at Equal’s website (www.equalenergy.ca). Furthermore, the forward-looking statements contained herein are made as at the date hereof and Equal does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of the new information, future events or otherwise, except as may be required by applicable securities law. The Company operates in a very competitive and rapidly changing business environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can the Company assess the result of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The reader should not rely upon forward looking statements as predictions of future events or performance. The Company cannot provide assurance that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. The reader is further cautioned that the preparation of financial statements in accordance with U.S. GAAP requires management to make certain judgments and estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Estimating reserves is also critical to several accounting estimates and requires judgments and decisions based upon available geological, geophysical, engineering and economic data. These estimates may change, having either a negative or positive effect on net earnings as further information becomes available, and as the economic environment changes. Financial outlook information contained in this press release about prospective results of operations, financial position or cash flows is based on assumptions about future events, including economic conditions and proposed courses of action, based on management’s assessment of the relevant information currently available. Such financial outlook information should not be used for purposes other than those for which it is disclosed herein.

The Company’s Management’s Discussion and Analysis (MD&A) and unaudited interim consolidated financial statements for the first quarter ended March 31, 2013, and 2012 are available on Equal Energy’s website at this link www.equalenergy.ca. These documents are also available on the US filing system EDGAR in 10-Q format and on the Canadian filing system SEDAR.

EQUAL ENERGY LTD.

CONSOLIDATED BALANCE SHEETS

(unaudited) ( in thousands)	March 31, 2013	(restated)(a) December 31, 2012
Assets
Current assets
Cash and cash equivalents	$21,530	$23,086
Accounts receivable	15,374	15,603
Prepaid expenses, deposits and other	908	931
Commodity contracts	—	1,453
Assets of discontinued operations	—	2,179

Total current assets	37,812	43,252
Oil and natural gas properties, full cost method of accounting:
Proved, net of accumulated depletion of $52.2 million and $47.4 million, respectively	150,018	146,184
Unproved	2,541	2,091

Total oil and natural gas properties	152,559	148,275
Other capital assets, net of accumulated depreciation of $1 million and $0.9 million, respectively	684	487

Total property, plant and equipment	153,243	148,762
Other assets	1,319	1,429
Commodity contracts	—	160
Deferred income tax asset	34,573	33,772

Total assets	$226,947	$227,375

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$13,394	$8,644
Commodity contracts	1,825	—
Liabilities of discontinued operations	—	5,870

Total current liabilities	15,219	14,514
Convertible debentures	44,294	45,230
Asset retirement obligation	4,918	4,746
Commodity contracts	319	—
Liabilities of discontinued operations	—	787

Total liabilities	64,750	65,277

Shareholders’ equity
Common shares, $0.01 par value Unlimited authorized shares and 35,563,467 and 35,226,526 shares issued and Outstanding, respectively	356	352
Additional capital	228,473	228,166
Accumulated other comprehensive loss	(102,102)	(102,163)
Retained earnings	35,470	35,743

Total shareholders’ equity	162,197	162,098

Total liabilities and shareholders’ equity	$226,947	$227,375

Balance Sheet should be read in conjunction with Notes and MD&A found on www.sec.gov and www.sedar.com.

Restated in U.S. dollars, see Note 1 for further details.

EQUAL ENERGY LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME /(LOSS)

	Three months ended March 31,
(unaudited) (in thousands, except per share data)	2013	2012 (restated)(a)
Revenues
NGL, natural gas and oil revenues	$14,805	$17,776
Gain (loss) on commodity contracts	(3,271)	809

Total revenues	11,534	18,585
Expenses
Production	3,455	5,984
Production taxes	926	998
General and administrative, including share-based compensation	3,154	2,293
Interest expense	949	1,843
Depletion and depreciation	4,867	5,998
Amortization of deferred charges	110	109
Accretion of asset retirement obligation	101	106
Gain on sale of assets	(28)	—
Foreign exchange gain	(969)	(2,768)

	12,565	14,563

Income (loss) from continuing operations before taxes	$(1,031)	$4,022
Taxes
Deferred tax (expense) benefit	801	(948)

Income/(loss) from continuing operations	(230)	3,074
Discontinued operations:
Income from discontinued operations	1,762	878

Net income	$1,532	$3,952
Other comprehensive income/(loss)
Foreign currency translation adjustment	61	(3,641)

Comprehensive income	$1,593	$311
Earnings per share information :
Basic earnings (loss) per share from continuing operations	(0.01)	0.09
Basic earnings per share from discontinued operations	0.05	0.02

Basic earnings per share	0.04	0.11
Diluted earnings (loss) per share from continuing operations	(0.01)	0.09
Diluted earnings per share from discontinued operations	0.05	0.02

Diluted earnings per share	0.04	0.11

Income statements should be read in conjunction with Notes and MD&A found on www.sec.gov and www.sedar.com

EQUAL ENERGY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended
	March 31,
(unaudited) (in thousands)	2013	2012(restated)(a)
Operating Activities
Net income	$1,532	$3,952
Net income from discontinued operations	(1,762)	(878)
Depletion and depreciation	4,867	5,998
Accretion of asset retirement obligation	101	106
Share-based compensation	307	925
Amortization of deferred charges	110	109
Commodity contracts loss	3,757	1,178
Gain on sale of assets	(28)	—
Deferred tax (benefit) / expense	(801)	948
Foreign exchange gain	(969)	(2,612)
Change in assets and liabilities:
Accounts receivable	218	3,600
Prepaid expenses and other current assets	22	(253)
Accounts payable and accrued liabilities	2,974	867

Net cash provided by operating activities – continuing operations	10,328	13,940
Net cash used in operating activities – discontinued operations	(2,716)	(1,219)

Net cash provided by operating activities	7,612	12,721

Investing Activities
Property, plant and equipment additions	(7,399)	(10,618)
Proceeds on sale of property, plant and equipment	36	1,383

Net cash used in investing activities – continuing operations	(7,363)	(9,240)
Net cash provided by investing activities – discontinued operations	—	7,402

Net cash used in investing activities	(7,363)	(1,838)

Financing Activities
Decrease in long-term debt	—	(13,000)
Dividend	(1,805)	—

Net cash used in financing activities	(1,805)	(13,000)

Foreign exchange on financial balances	—	(74)

Change in cash and cash equivalents	(1,556)	(2,191)
Cash and cash equivalents, beginning of period	23,086	5,460

Cash and cash equivalents, end of period	$21,530	$3,269

Supplementary Cash Flow Information
Interest paid	1,518	2,601
Income tax paid	—	—

Cash flow statements should be read in conjunction with Notes and MD&A found on www.sec.gov and www.sedar.com

(a)	Restated in U.S. dollars, see Note 1 for further details.

Contacts:

Don Klapko

President & CEO

(403) 536-8373 or (877) 263-0262

Scott Smalling

Vice President and CFO

(405) 242-6020 or (405) 308-6452